FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT



FIRSTAR BANK MILWAUKEE, N. A., as Agent
Milwaukee, Wisconsin
and The Financial Institutions Identified Herein

Gentlemen:

     The undersigned, NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the "Company") hereby requests that the undersigned financial institutions (together with their respective successors and assigns, collectively, the "Banks") agree to amend the Credit Agreement dated as of March 15, 1999 (the "Credit Agreement"), among the Company, the Banks and Firstar Bank Milwaukee, N.A., as agent, to permit the transfer of certain trademarks and tradenames and a Trademark License Agreement (the "License Agreement") dated December 29, 1998 between the Company and SENECA FOODS CORPORATION ("Seneca") to NCI Foods, LLC, a newly formed limited liability company of which the Company is the sole member and owner, on the terms and conditions set forth below. The Company further requests that the Banks consent to the sale of a portion of one of its Juneau County, Wisconsin marshes. Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Credit Agreement.

     1. Amendment to Section 4.1. Section 4.1 of the Credit Agreement shall be amended so that clauses (vi) and (vii) thereof read as follows:

          (vi) the Minot Guaranty and the NCI Guaranty; and (vii) Grants of Security Interests in Trademarks, to be executed by the Company, Minot and NCI, respectively, in favor of the Agent for itself and for the benefit of the Banks (collectively, the "IP Grants").

     2. Amendment to Section 5.2. Section 5.2 of the Credit Agreement shall be amended to read as follows:

          Section 5.2. Subsidiaries. The Company has no Subsidiaries except Wildhawk, Inc., a Wisconsin corporation, W.S.C. Water Management Corp., a Wisconsin corporation, Northland Cranberries Foreign Sales Corp., a Virgin Islands corporation, Minot, NCI, Northland Insurance Center Inc., a Wisconsin corporation, and PFVA Acquisition Corp., a Virginia corporation (the "Acquisition Subsidiary").

     3. Amendment to Section 9. Section 9 of the Credit Agreement shall be amended by adding the following definitions:

          "NCI" shall mean NCI Foods, LLC, a Wisconsin limited liability company.

          "NCI Guaranty" shall mean that certain Guaranty dated as of May 1, 1999 executed by NCI for the benefit of the Agent and the Banks.

     4. Consent to Transfers. Subject to the terms and conditions of this Amendment, and notwithstanding the provisions of Section 7.14 of the Credit
Agreement, the undersigned Banks hereby consent to (i) the transfer by the Company to NCI of all of (a) its right, title and interest in and to the trademarks and tradenames described on Exhibit A attached hereto and (b) the License Agreement and all the rights granted to the Company by Seneca thereunder, and (ii) the sale by the Company of an approximately twenty (20) acre portion of one of its Juneau County, Wisconsin marshes.

     5. Effectiveness. This Amendment shall become effective upon the Agent's receipt of a copy of this Amendment duly executed by the Company and the Required Banks, together with the following:

          (a) the NCI Guaranty duly executed by NCI;

          (b) a Grant of Security Interest in Trademarks duly executed by NCI;

          (c) a Notice of Grant of Security Interest in Trademarks duly executed by NCI and the Agent;

          (d) such financing statements duly executed by NCI as the Agent may reasonably require;

          (e) a certificate of the member of NCI as to the attached Articles of Organization of NCI, the Operating Agreement of NCI and resolutions authorizing those documents required from NCI hereunder; and

          (f) a certificate of the Secretary of the Company as to the continued effectiveness, without amendment, of the Articles of Incorporation and Bylaws of the Company delivered to the Agent on March 14, 1999 and the attached resolution authorizing the transactions.

When this Amendment has become effective, the Agent will deliver to the Company such partial releases of UCC financing statements and mortgages recorded by the Agent as are necessary to complete the sale of the Juneau County, Wisconsin parcel referred to herein.

     6. Representations and Warranties of the Company. In order to induce the Banks to enter into this Amendment and in recognition of the fact that the Banks are acting in reliance thereupon, the Company represents and warrants to the Banks as follows:


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

          (a) The Company has the corporate power and authority to enter into, deliver and issue this Amendment and to continue to borrow under the Credit Agreement, as amended hereby. Each of the Credit Agreement, as amended hereby, and this Amendment when duly executed on behalf of the Company, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (b) The execution and delivery of this Amendment and the prospective borrowing and performance by the Company of its obligations under the Credit Agreement, as amended hereby, have been authorized by all necessary action on the part of the Company.

          (c) The representations and warranties of the Company contained in the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date of this Amendment as though made on and as of the date of this Amendment.

          (d) As of the date of this Amendment no Event of Default, or default which with the passage of time would constitute an Event of Default under the Credit Agreement, has occurred and is continuing.

     7. Negative Covenant. The Company agrees for itself and on behalf of NCI that, so long as any credit is available to or in use by the Company under the Credit Agreement, NCI's sole business is and will be to own the trademarks and tradenames described on Exhibit A and to hold the License Agreement and that at no time will NCI own any tangible or other intangible assets without the prior written consent of the Agent.

     8. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     9. Miscellaneous.

          (a) Each reference in the Credit Agreement to "this Agreement" shall be deemed a reference to the Credit Agreement as amended by this Amendment.

          (b) In accordance with Section 10.4 of the Credit Agreement, the Company shall pay or reimburse the Agent for all of its expenses, including reasonable attorneys' fees and expenses, incurred in connection with this Amendment, for the preparation, examination and approval of documents in connection herewith, the preparation hereof and expenses incurred in connection herewith.

          (c) This Amendment is being delivered and is intended to be performed in the State of Wisconsin and shall be construed and enforced in accordance with the laws of that state without regard for the principals of conflicts of laws.


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

          (d) Except as expressly modified or amended herein, the Credit Agreement shall continue in effect and shall continue to bind the parties hereto. This Amendment is limited to the terms and conditions hereof and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

     If this First Amendment to Credit Agreement and Consent is satisfactory to you, please sign the form of acceptance below. Dated and effective as of the 1st day of May, 1999.

                                   Very truly yours,

                                   NORTHLAND CRANBERRIES, INC.



                                   By: /s/ John A. Pazurek
                                       ----------------------------------------
                                       John A. Pazurek, Chief Financial Officer,
                                       Vice President, Finance and Treasurer

     Accepted and agreed to as of the day and year last above written.

                                   FIRSTAR BANK MILWAUKEE, N. A.


                                   By: /s/
                                       ----------------------------------------
                                   Its:Lending Officer


                                   NORWEST BANK MINNESOTA, N.A.


                                   By: /s/ Kenneth E. LaChance
                                       ----------------------------------------
                                   Its:Officer


                                   MERCANTILE BANK NATIONAL ASSOCIATION


                                   By: /s/
                                       ----------------------------------------
                                   Its:Asst. Vice President

[Signatures continued on following page.]



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

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By: /s/
                                       ----------------------------------------
                                   Its:Vice President


                                   BANK OF AMERICA, NATIONAL TRUST
                                   & SAVINGS ASSOCIATION


                                   By: /s/ Barton. A. Francour
                                       ----------------------------------------
                                   Its:Barton. A. Francour - Sr. Vice President


                                   ST. FRANCIS BANK, F.S.B.


                                   By: /s/
                                       ----------------------------------------
                                   Its:V.P.


                                   M&I MARSHALL & ILSLEY BANK


                                   By: /s/
                                       ----------------------------------------
                                   Its:Vice President


                                   BANKBOSTON, N.A.


                                   By: /s/
                                       ----------------------------------------
                                   Its:Vice President



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